FOR IMMEDIATE RELEASE
---------------------

         BIOACCELERATE HOLDINGS INC. AND SYMBOLLON PHARMACEUTICALS, INC.
           ANNOUNCE LICENSE AND CO-MARKETING AGREEMENT FOR IOGEN(TM)


NEW YORK, NEW YORK AND FRAMINGHAM, MASS., April 13, 2005 -- Bioaccelerate Holdings Inc. (OTCBB: BACL) and Symbollon Pharmaceuticals, Inc. (OTCBB: SYMBA) announced today an exclusive worldwide license and co-marketing agreement for IoGen(TM), an oral dosage form of Symbollon's proprietary iodine technology for treatment of cyclic mastalgia. Under terms of the agreement, Bioaccelerate will fund ongoing Phase III development of IoGen through its wholly owned subsidiary, Amilar Pharmaceuticals, a specialty pharmaceutical company with development stage compounds in women's health.

"This agreement reflects our ongoing strategy of in-licensing high quality compounds for advanced clinical development in order to enhance shareholder value," stated Christopher O'Toole, Head of Specialty Pharmaceuticals for Bioaccelerate. "We believe IoGen has significant commercial potential in the treatment of cyclic mastalgia and we are excited to be working with Symbollon to advance this program through late-stage clinical development and commercialization."

Paul C. Desjourdy, President of Symbollon, commented, "This partnership will allow Symbollon to develop this promising product without additional investment. Bioaccelerate brings the capital and pharmaceutical development expertise needed to complete the remaining clinical development of this important drug. We are delighted that Bioaccelerate has decided to become our collaboration partner and we look forward to a mutually rewarding working relationship with them. For the millions of women suffering from cyclic mastalgia, IoGen represents the first safe and effective treatment to this chronic condition."

Under the terms of the agreement, Bioaccelerate will be responsible for the development and commercialization expenses of IoGen for the treatment of cyclic mastalgia. Bioaccelerate has the primary responsibility for the commercialization of IoGen, and Symbollon will oversee the future clinical development efforts necessary to seek marketing approval for IoGen. The parties will share in any net profits upon commercialization.

About IoGen
IoGen is an oral dosage form of Symbollon's technology, which generates molecular iodine in situ in the stomach of the patient. IoGen is entering Phase III clinical trials for the treatment of moderate to severe cylic breast pain and tenderness (mastalgia) associated with fibrocystic breast disease (FBD). FBD is a benign breast condition characterized by lumpiness, breast pain and tenderness. FBD affects approximately 30 to 50% of the women of childbearing age, which represents about 20 to 33 million women in the United States. It has been estimated that moderate to severe mastalgia occurs in approximately 11 to 20% of the women of childbearing age, or about 7 to 13 million women in the United States.

Besides causing pain and discomfort, this condition can mimic the appearance of breast cancer on mammograms, leading to false positives. In addition, fibrocystic changes can also hide true cancers, and women with fibrocystic breast disease may also have a greater tendency toward breast cancer.

The cause of cyclic breast pain is unclear, though higher than normal levels of the hormone levels may be involved. Conventional treatment for cyclic mastalgia involves anti-inflammatory medications and, sometimes, hormonal treatments.

About Bioaccelerate Inc.
Bioaccelerate Holdings Inc. (BACL.OB) is a pharmaceutical development organization ("PDO") that seeks to acquire, develop and commercialize novel pharmaceutical compounds in an efficient, cost-effective way. Bioaccelerate uses its broad network of academic, industry and capital market relationships to expedite drug development and raise capital to create and fund its subsidiary companies, which are organized by vertical portfolios in five therapeutic areas: oncology, specialty pharmaceuticals, central nervous system disorders (CNS), cardiovascular disease and anti-infectives.

Bioaccelerate conducts its business directly and through its subsidiaries. The company holds majority equity interests in 10 biopharmaceutical companies, three of which are public, and holds minority interests in four biopharmaceutical companies, two of which are public. The company also holds a minority equity interest in a public nanotechnology company. Bioaccelerate's strategy relies on its development network for research, clinical development and project management to guide early-stage compounds from the discovery process through to Phase II/III development where incremental value can be created. Bioaccelerate Holdings is listed on the Over-The-Counter Bulletin Board under the symbol "BACL.OB." For more information on Bioaccelerate, visit the company's website at http://www.bioaccelerate.com.

Bioaccelerate Safe Harbor Statement
Certain statements contained herein are "forward-looking" statements (as such term is defined in the Private Securities Litigation Reform Act of 1995). Because these statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Specifically, factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements include, but are not limited to: risks associated with pre-clinical and clinical developments in the biopharmaceutical industry in general and in Amilar Pharmaceuticals or Bioaccelerate's compounds under development in particular; the potential failure of Amilar Pharmaceuticals or Bioaccelerate's compounds under development to prove safe and effective for treatment of disease; uncertainties inherent in the early stage of Amilar Pharmaceuticals or Bioaccelerate's compounds under development; failure to successfully implement or complete clinical trials; failure to receive marketing clearance from regulatory agencies for our compounds under development; acquisitions, divestitures, mergers, licenses or strategic initiatives that change Amilar Pharmaceuticals or Bioaccelerate's business, structure or projections; the development of competing products; uncertainties related to Amilar Pharmaceuticals or Bioaccelerate's dependence on third parties and partners; and those risks described in the filings with the SEC, all of which are under Bioaccelerate's prior name Mobile Design Concepts, Inc. Amilar Pharmaceuticals and Bioaccelerate disclaim any obligation to update these forward-looking statements.

About Symbollon
Symbollon Pharmaceuticals, Inc. (OTC: SYMBA) is a specialty pharmaceutical company focused on the development and commercialization of proprietary drugs based on its molecular iodine technology. Symbollon already has completed Phase I and II clinical trials evaluating IoGen as a potential treatment for moderate to severe cyclic pain and tenderness (clinical mastalgia) associated with fibrocystic breast disease (FBD). FBD is a condition that affects approximately 20 to 33 million women in the U.S., and there are approximately 7 to 13 million women suffering from clinical cyclic mastalgia. The Company believes IoGen also may be useful in treating and/or preventing endometriosis, ovarian cysts, and premenopausal breast cancer. For more information about Symbollon, visit the company's website at http://www.symbollon.com.

Symbollon Safe Harbor Statement
This news release contains statements by the Company that involve risks and uncertainties and may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements reflect management's current views and are based on certain assumptions. Actual results could differ materially from those currently anticipated as a result of a number of factors, including, but not limited to, the risks and uncertainties associated with whether (i) future clinical trial results will support the use of IoGen for the treatment of fibrocystic breast disease, (ii) the clinical data acquired from Mimetix Inc. will be acceptable exposure data for IoGen, (iii) Symbollon will be able to obtain the resources necessary to complete the Phase III trials for IoGen and the other clinical development activities related to IoGen and to continue its operations, (iv) IoGen will successfully complete the regulatory approval process, (v) competitive products will receive regulatory approval, (vi) the Company's ability to enter into new arrangements (including with respect to IoGen) with corporate partners and (vii) such other factors as may be disclosed from time-to-time in the Company's reports as filed with the Securities and Exchange Commission. Given these uncertainties, current or prospective investors are cautioned not to place undue reliance on any such forward-looking statements.

                                      # # #

Contacts:
Bioaccelerate Holdings Inc              Symbollon Pharmaceuticals, Inc.
Christopher O'Toole                     Paul C. Desjourdy
Senior Vice President                   President
212-332-4387                            508-620-7676, x202

Matthew Haines (Investors)              Ed Lewis
Vice President                          CEOcast, Inc.
Noonan Russo                            212-732-4300, x225
212-845-4235

Emily Poe (Media)
Vice President
Noonan Russo
212-845-4266